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                                                                    Exhibit 8.02




                                  June 20, 1997



VIA FEDEX DELIVERY


PURE ATRIA CORPORATION
18880 Homestead Road
Cupertino, California  95014

Attention: Board of Directors

              Re:  Exhibit Tax Opinion for the S-4 Registration Statement Filed
                   ------------------------------------------------------------
                   in Connection With the Merger Transaction Involving Pure
                   --------------------------------------------------------
                   Atria Corporation and Rational Software Corporation.
                   ----------------------------------------------------

Ladies and Gentlemen:

                  We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the "Merger") involving Pure Atria Corporation, a corporation organized and existing under the laws of the State of Delaware ("PURE ATRIA"), Rational Software Corporation, a corporation organized and existing under the laws of the State of Delaware ("RATIONAL"), and Wings Merger Corporation, a wholly-owned subsidiary of Rational, organized and existing under the laws of the State of Delaware ("MERGER SUB"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement (No.333- _________________) filed on June 20, 1997, and Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 Registration Statement"). Our opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

                  The Merger is structured as a statutory merger of MERGER SUB with and into PURE ATRIA, with PURE ATRIA surviving the merger and becoming a wholly-owned subsidiary of RATIONAL, all pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Reorganization by and among PURE ATRIA, RATIONAL and MERGER SUB, dated as of April 7, 1997, and exhibits thereto (collectively, the "Agreement") and the related Agreement of Merger (collectively, the "Merger Agreements"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Merger Agreements. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

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                  We have acted as legal counsel to PURE ATRIA in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

                  1. The S-4 Registration Statement (including exhibits thereto);

                  2.   The Merger Agreements;

                  3. An Officers' Tax Certificate of RATIONAL and MERGER SUB dated June 20, 1997, signed by an authorized officer of each of RATIONAL and MERGER SUB and delivered to us from RATIONAL and MERGER SUB and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit A; and

                  4. An Officer's Tax Certificate of PURE ATRIA dated June 20, 1997, signed by an authorized officer of PURE ATRIA and delivered to us from PURE ATRIA and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit B.

                  In addition, we have reviewed such other instruments and documents related to the formation, organization and operation of PURE ATRIA, RATIONAL and MERGER SUB or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

                  In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

                  (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

                  (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification;

                  (3) The Merger will be consummated pursuant to the Merger Agreements and will be effective under applicable state law;

                  (4) There is no plan or intention on the part of the PURE ATRIA stockholders to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition of (a) shares of RATIONAL Common Stock to be issued to PURE ATRIA stockholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of 50% of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of PURE

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ATRIA stock, or (b) more than 50% of the shares of RATIONAL Common Stock to be received in exchange for PURE ATRIA Common Stock in the Merger.

                  (5) Following the Mergers, PURE ATRIA will continue its historic business or use a significant portion of its historic business assets in a business;

                  (6) To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187;

                  (7) No outstanding indebtedness of PURE ATRIA, RATIONAL, or MERGER SUB has or will represent equity for tax purposes; no outstanding equity of PURE ATRIA, RATIONAL, or MERGER SUB has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire RATIONAL capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

                  (8) None of PURE ATRIA, RATIONAL, or MERGER SUB is, or will be at the time of the Merger, an investment company as defined in ss. 368(a)(2)(F) of the Code; and

                  (9) The opinion, dated June 20, 1997, from Wilson Sonsini to RATIONAL in satisfaction of Section 6.1(d) of the Agreement has been delivered and has not been withdrawn.

                  Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, our opinion is that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto (and without any waiver, breach or amendment of any of the provisions thereof), the Merger of PURE ATRIA with and into MERGER SUB, with PURE ATRIA surviving the Merger, will qualify as a reorganization within the meaning of Section 368(a) of the Code, and that RATIONAL, MERGER SUB, and PURE ATRIA each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

                  Our opinions set forth above are based on the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinions set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

                  Our opinions concerning certain of the U.S. federal tax consequences of the Merger are limited to the specific U.S. federal tax consequence presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state,

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local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of PURE ATRIA, RATIONAL or MERGER SUB; (ii) any transaction in which PURE ATRIA Common Stock is acquired or RATIONAL Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of PURE ATRIA Common Stock; (iv) the effects of the Merger and RATIONAL'S assumption of outstanding options to acquire PURE ATRIA stock on the holders of such options under any PURE ATRIA employee stock option or stock purchase plan, respectively;
(v) the effects of the Merger on any PURE ATRIA stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of ss. 280G of the Code; and (vii) the application of the collapsible corporation provisions of ss. 341 of the Code to PURE ATRIA, RATIONAL or MERGER SUB as a result of the Merger.

              In addition to the request for our opinion on this specific matter of federal income tax law, you have been asked to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain Federal Income Tax Consideration" contained in the Registration Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger, and the material tax consequences to RATIONAL, MERGER SUB, PURE ATRIA and PURE ATRIA's shareholders as a result of the Merger.

              No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

              This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the Registration

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Statement and to the use of our name in the Registration Statement wherever it appears.

                                   Very truly yours,


                                   /s/ Fenwick & West LLP
                                   --------------------------
                                   FENWICK & WEST LLP
                                   A LIMITED LIABILITY PARTNERSHIP INCLUDING
                                   PROFESSIONAL CORPORATIONS

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